Exhibit 10.13

WAIVER AND FOURTH AMENDMENT TO LOAN DOCUMENTS

This Waiver and Fourth Amendment to Loan Documents (this “Amendment”) is dated May 31, 2018, and is between PSYOP MEDIA COMPANY, LLC, a Delaware limited liability company, having its chief executive office at 45 Howard Street, Floor 5, New York, New York 10013 (“Borrower”) and BNB BANK, as successor in interest to The Bridgehampton National Bank, a New York State chartered bank having an office at 2200 Montauk Highway, Bridgehampton, New York 11932 (“Lender”).

RECITALS

Borrower and Lender are parties to a certain Amended and Restated Loan Agreement dated April 23, 2015 (as amended, the “Loan Agreement”). Capitalized terms not defined in this Amendment are used as defined in the Loan Agreement.

Borrower has informed Lender that Robert Walston has ceased to be Borrower’s President and Chief Executive Officer and Mark Tobin has ceased to be Borrower’s Executive Vice President and Chief Operating Officer. As a result, an Event of Default has occurred under Section 12 (r) of the Loan Agreement (the “Existing Default”), which is continuing. Borrower has requested Lender to waive the Existing Default, and Lender has agreed to do so upon and subject to the terms of this Amendment.

In addition, Borrower has informed Lender that Borrower has formed Content & Co., LLC, a Delaware limited liability company (“C&C”), and has requested that Lender waive the provisions of Section 9(k) of the Loan Agreement which require C&C to guaranty Borrower’s obligations to Lender and to secure such guaranty by granting to Lender a first priority security interest on C&C’s assets, and Lender has agreed to do so upon and subject to the terms of this Amendment.

In addition, Borrower and Lender desire to amend the Loan Agreement as follows.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Waiver. In reliance upon the representations and warranties set forth in Article 9 hereof and subject to the terms of this Article 1 and satisfaction of the conditions to effectiveness set forth in Article 8 hereof, Lender hereby (i) waives the Existing Default; and (ii) waives compliance with Section 9(k) of the Loan Agreement with respect to C&C guaranteeing Borrower’s obligations to Lender and securing such guaranty by granting to Lender a first priority security interest on C&C’s assets, provided that Lender reserves the right to require compliance with Section 9(k) of the Loan Agreement as it pertains to C&C at anytime after the date hereof upon notice to Borrower.

2. Section 1(b) of the Loan Agreement. Section 1(b) of the Loan Agreement is hereby amended as follows:

(a) The definition of “Current Executive Officers” set forth in Section 1(b) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Current Executive Officers” means each of the following persons holding the respective office(s) or title(s) set forth after his name: (i) Donald H. “Hunt” Ramsbottom, President and Chief Executive Officer; and (ii) Thomas Boyle, Chief Financial Officer and Secretary.

(b) The definition of “Line of Credit” set forth in Section 1(b) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Line of Credit” means the line of credit in an amount of up to $3,000,000.00 made available by Lender to Borrower pursuant to the provisions of Article 2.

(c) The definition of “Line of Credit Maturity Date” set forth in Section 1(b) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Line of Credit Maturity Date” means the earlier of (i) June 30, 2019, or (ii) the date the payment of the Obligations has been accelerated pursuant to Article 12 upon the occurrence of an Event of Default.

3. Section 2(a) of the Loan Agreement. Section 2(a) of the Loan Agreement is hereby amended by adding the following new clause (4):

(4) Notwithstanding anything to the contrary contained in this Agreement, during each period of 12 consecutive calendar months, commencing the date hereof, there shall be a single period comprised of any 30 consecutive days during which there shall be no Advances under the Line of Credit outstanding under this Agreement.

4. Section 9(m) of the Loan Agreement. Section 9(m) of the Loan Agreement is hereby amended and restated in its entity to read as follows:

Debt Service Coverage Ratio. Maintain a Debt Service Coverage Ratio of at least 1.25 to 1.00 as of the last day of each fiscal quarter of Borrower.

5. Exhibit A to Loan Agreement. Exhibit A to the Loan Agreement is hereby replaced by Exhibit A to this Amendment (the “Substitute Note”).

6. Confirmation by Borrower.

(a) Borrower hereby confirms and agrees that all Loan Documents, as amended hereby, are, and shall continue to be, in full force and effect and are hereby ratified and reaffirmed in all respects. Borrower hereby reaffirms each and every one of the representations, warranties, covenants, grants, conveyances, transfers, assignments, certifications, waivers, consents, submissions to jurisdiction, acknowledgements, confirmations, indemnifications and guaranties set forth in the Loan Documents (as amended hereby). Borrower shall continue to perform and observe all terms and conditions contained in the Loan Documents, as amended hereby.

(b) Borrower hereby confirms and agrees that, notwithstanding the consummation of the transactions contemplated by this Amendment, each Security Document is, and shall continue to be, in full force and effect and is hereby ratified and reaffirmed in all respects. Without limiting the generality of the foregoing, Borrower further confirms that all indebtedness, obligations and liabilities of Borrower to Lender under the Loan Documents (as amended hereby) constitute Obligations (as defined in the Security Documents) secured by the Liens granted by Borrower to Lender pursuant to the Security Documents. In furtherance of the foregoing, Borrower acknowledges that the Liens heretofore granted to Lender under the Security Documents shall not be impaired, limited or affected in any manner whatsoever by reason of this Amendment.

7. Continuing Validity. Except as expressly changed by this Amendment, the terms of the Loan Documents remain unchanged and in full force and effect. Consent by Lender to this Amendment does not waive Lender’s right to strict performance of the Loan Documents as amended hereby, nor obligate Lender to make any future amendments or grant any future waivers.

8. Conditions of Effectiveness. This Amendment shall become effective on the Business Day (the “Fourth Amendment Effective Date”) on which (x) Lender has delivered an executed counterpart of this Amendment to Borrower, and (y) Lender has received all of the following documents and payments:

(i)	two copies of this Amendment executed by Borrower;

(ii)	one copy of the Substitute Note executed by Borrower;

(iii)	two copies of a Pledge Amendment, with respect to C&C, executed by Borrower (the “Pledge Amendment”);

(iv)	two copies of an Assignment of Membership Interest, with respect to C&C, executed by Borrower (the “Assignment”);

(v)	two copies of a Confirmation of Guarantor Documents executed by Guarantors (the “Confirmation”);

(vi)	two copies of an acknowledgment of pledge, executed by C&C (the “Acknowledgment”);

(vii)

a certificate of the Secretary of Borrower, which shall certify (a) the resolutions of the managers of Borrower evidencing approval of this Amendment, the Substitute Note, the Pledge Amendment and the Assignment (collectively, the “Borrower Documents”) and authorizing the execution and delivery of the same; (b) the names and true signatures of the officers of Borrower authorized to sign the Borrower Documents; and (c) that there has been no change to the Organizational Documents of Borrower since December 10, 2016;

(viii)

a certificate of the Secretary of each Guarantor, which shall certify (a) the resolutions of the managers of each Guarantor evidencing approval of the Confirmation and authorizing the execution and delivery of the same; (b) the names and true signatures of the officers of such Guarantor authorized to sign the Confirmation; and (c) that there has been no change to the Organizational Documents of such Guarantor since December 10, 2016;

(ix)

a certificate of the Secretary of C&C, which shall certify (a) the resolutions of the sole member-manager of C&C evidencing approval of the Acknowledgment and authorizing the execution and delivery of the same; (b) the names and true signatures of the officers of C&C authorized to sign the Acknowledgment; (c) the Certificate of Formation of C&C; and (d) the Limited Liability Company Agreement of C&C; and

(x)

(payment from Borrower of all costs and expenses incurred by Lender in connection with the drafting, negotiation, execution and implementation of this Amendment and the other documents referred to herein.

If and to the extent Lender has not received at least the requisite number of originals of the documents set forth in clauses (i) through (ix) above on the Fourth Amendment Effective Date, Borrower shall cause such originals to be delivered to Lender or its counsel within three Business Days thereafter.

9. Representations and Warranties. Borrower represents and warrants to Lender that:

(a) The representations and warranties made by Obligors in the Loan Documents and which are qualified by materiality are true and correct in all respects on and as of the date hereof as if made on and as of such date;

(b) The representations and warranties made by Obligors in the Loan Documents and which are not qualified by materiality are true and correct in all material respects on and as of the date hereof as if made on and as of such date;

(c) At the time of and immediately after giving effect to this Amendment, each Obligor is in compliance with all the terms and provisions set forth the Loan Documents on its part to be observed or performed, and no Default or Event of Default is continuing on the date hereof or will result after giving effect to this Amendment;

(d) This Amendment constitutes the legal, valid and binding obligation of Borrower and is enforceable against Borrower in accordance with its terms;

(e) The execution, delivery and performance by Borrower of this Amendment (i) are and will be within its powers and authority, (ii) have been duly authorized by all necessary action of its managers and members, and (iii) do not contravene and will not be in contravention of any applicable law, or of the organizational documents of Borrower or any agreement or order by which it or any of its property is bound;

(f) No Obligor has acquired any Trademarks or Licenses (each as defined in the Trademark Security Agreements) since December 10, 2016;

(g) Psyop Film and Television, LLC, a Delaware limited liability company, is not an Operating Subsidiary;

(h) C&C is not a Material Subsidiary; and

(i) Borrower has no knowledge of any defense, counterclaim or offset Borrower may have with respect to any acts of Lender heretofore taken with respect to the Loan Documents or otherwise.

10. General Release and Covenant Not to Sue.

(a) In consideration of the agreements of Lender contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Lender, its predecessors, successors and assigns (Lender and all such other parties being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower, or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any nature, cause or thing whatsoever which arises at any time on or prior to the date of this Amendment.

(b) Borrower understands, acknowledges and agrees that the release set forth above maybe pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c) Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final and unconditional nature of the release set forth above.

(d) Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, jointly and severally, covenants and agrees with each Releasee that Borrower will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by Borrower pursuant to this Section. If Borrower violates the foregoing covenant, Borrower agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

(e) This Article 10 shall survive payment in full of the Obligations.

11. Entire Agreement; Waiver of Counterclaims. This Amendment embodies the entire agreement between the parties hereto with respect to the subject matter hereof. No representations or warranties have been made by or on behalf of Lender, or relied upon by Borrower, pertaining to the subject matter of this Amendment, other than those set forth in this Amendment. Borrower, to the extent permissible by law, waives offset and counterclaim with respect to any action arising out of or relating to this Amendment.

12. No Release of Obligations. Nothing contained herein shall in any way release Borrower of its obligations to make all payments under the Loan Agreement, as amended hereby, or the Line of Credit Note. This Amendment does not constitute the creation of a new debt or extinguishment of the debt evidenced by the Line of Credit Note, nor shall it be deemed or construed to be a satisfaction, reinstatement, novation or release of the Line of Credit Note.

13. No Limitation of Remedies. No right, power or remedy conferred upon or reserved to or by Lender in this Amendment is intended to be exclusive of any other right, power or remedy conferred upon or reserved to or by Lender under Loan Documents, in equity or at law, but each and every remedy shall be cumulative and concurrent, and shall be in addition to each and every other right, power and remedy given under the Loan Documents or now or subsequently existing in equity or at law.

14. No Other Waivers or Amendments. The execution, delivery and effectiveness of this Amendment shall not: (a) except as expressly set forth herein, constitute an extension or modification of any aspect of the Loan Documents; (b) constitute a waiver of any rights or remedies of Lender under, or any provision of, the Loan Documents, in equity or at law; (c) give rise to any obligation on the part of Lender to modify or waive any term or condition of the Loan Documents or to further extend the maturity date of the Loan Documents or to further increase the amount of the Line of Credit; (d) give rise to any defenses or counterclaims to the right of Lender to compel payment of the obligations of Borrower under the Loan Documents or to otherwise enforce its rights and remedies under the Loan Documents; or (e) establish a custom or course of dealing between Borrower or Lender, except as specifically set forth herein. Except as expressly limited herein, Lender hereby expressly reserves all of its rights and remedies under the Loan Documents and under applicable law. No delay or failure on the part of any party hereto in the exercise of any right or remedy under this Amendment shall operate as a waiver, and no single or partial exercise of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No action or forbearance by any party hereto contrary to the provisions of this Amendment shall be construed to constitute a waiver of any of the express provisions. Any party hereto may in writing expressly waive any of such party’s rights under this Amendment without invalidating this Amendment.

15. Successors or Assigns. This Amendment is binding upon Borrower, its successors and permitted assigns and shall inure to the benefit of Lender, its successors and assigns. Borrower may not assign this Amendment or any of its obligations hereunder without the prior written consent of Lender.

16. Construction. Each party hereto acknowledges that it has participated in the negotiation of this Amendment and no provision shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, dictated or drafted such provision. Borrower at all times has had access to an attorney in the negotiation of the terms of and in the preparation and execution of this Amendment. Borrower has had the opportunity to review and analyze this Amendment for a sufficient period of time prior to execution and delivery. All of the terms of this Amendment were negotiated at arm’s length, and this Amendment was prepared and executed without fraud, duress, undue influence or coercion of any kind exerted by any of the parties upon the others. The execution and delivery of this

Amendment is the free and voluntary act of Borrower. Unless the context requires otherwise, all words used herein in the singular number will extend to and include the plural, all words in the plural number will extend to and include the singular and all words in any gender will extend to and include all genders.

17. Invalid Provisions. If any clause or provision operates or would prospectively operate to invalidate this Amendment, in whole or in part, then such clause or provision only shall be deemed deleted, as though not contained, and the remainder of this Amendment shall remain operative and in full force and effect.

18. Headings. The headings of the articles of this Amendment are for the convenience of reference only, are not to be considered a part of this Amendment and shall not be used to construe, limit or otherwise affect this Amendment.

19. Modifications. The terms of this Amendment may not be modified, waived, discharged or terminated orally, but only by an instrument or instruments in writing, signed by the party against whom the enforcement of the modification, waiver, discharge or termination is asserted.

20. Counterparts; Facsimile Copies. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute one and the same instrument. An electronic transmission or other facsimile of this document or any related document shall be deemed an original and shall be admissible as evidence of the document and the signer’s execution.

21. Governing Law. THIS AMENDMENT HAS BEEN EXECUTED AND IS TO BE PERFORMED IN THE STATE OF NEW YORK, AND IT AND ALL TRANSACTIONS HEREUNDER OR PURSUANT HERETO SHALL BE GOVERNED AS TO INTERPRETATION, VALIDITY, EFFECT, RIGHTS, DUTIES AND REMEDIES OF THE PARTIES HEREUNDER AND IN ALL OTHER RESPECTS BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW.

22. Jurisdiction. Borrower irrevocably submits to the nonexclusive jurisdiction of any Federal or state court sitting in Suffolk County, New York, over any suit, action or proceeding arising out of or relating to this Agreement. Borrower irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that the same has been brought in an inconvenient forum. Borrower hereby consents to any and all process which may be served in any such suit, action or proceeding, (i) by personal service on Borrower’s agent for service of process, Sidley Austin LLP, 1999 Avenue of the Stars, 17th Floor, Los Angeles, California 90067, Attn: David M. Grinberg, Esq., or as notified to Lender in accordance with the terms of this Agreement, or (ii) by serving the same upon Borrower in any other manner otherwise permitted by law, and agrees that such service shall in every respect be deemed effective service on Borrower.

23. Waiver of Trial by Jury. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF LENDER AND BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AMENDMENT. BORROWER ACKNOWLEDGES THAT LENDER IS RELYING ON THE FOREGOING WAIVER IN ENTERING INTO THIS TRANSACTION.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, Borrower and Lender have signed this Waiver and Fourth Amendment to Loan Documents on the date first set forth above.

BORROWER:

PSYOP MEDIA COMPANY, LLC

By:	/s/ Hunt Ramsbottom
Hunt Ramsbottom, President

By:	/s/ Thomas J. Boyle
Thomas J. Boyle, Secretary

LENDER

BNB BANK

By:	/s/ JoAnn Bello
JoAnn Bello, Vice President

SIGNATURE PAGE TO WAIVER AND FOURTH AMENDMENT TO LOAN DOCUMENTS

EXHIBIT A

SUBSTITUTE NOTE

EXHIBIT A-1

FOURTH SUBSTITUTE LINE OF CREDIT NOTE

$3,000,000	May 31, 2018

FOR VALUE RECEIVED, PSYOP MEDIA COMPANY, LLC, a Delaware limited liability company, (“Maker”), promises to pay to the order of BNB BANK, as successor in interest to The Bridgehampton National Bank, a New York State chartered bank (“Payee”), at 2200 Montauk Highway, Bridgehampton, New York 11932, or at such other place as may be designated in writing from time to time by Payee or any other holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of THREE MILLION AND NO/100 DOLLARS ($3,000,000), or so much thereof as may have been advanced from time to time by Payee to Maker and remains outstanding, as conclusively evidenced by the books and records of Payee absent manifest error, on the Line of Credit Maturity Date (as defined below), together with interest on the outstanding principal sum at the Line of Credit Interest Rate (as defined in the Amended and Restated Loan Agreement, dated April 23, 2015, by and between Maker and Payee [as amended or restated from time to time, the “Agreement”]), for the period commencing on the date hereof until the date on which the entire principal balance hereof has been paid in full, on the dates provided for in said Amended and Restated Loan Agreement.

As used herein, “Line of Credit Maturity Date” means the earlier of (x) June 30, 2019, or (y) the date the maturity of this Note is accelerated pursuant to Article 12 of the Agreement upon the occurrence of an Event of Default.

In addition to said principal sum and interest, Maker further promises to pay, on demand, all reasonable costs and expenses, including, without limitation, attorneys’ fees, incurred by Payee in the collection of this Note after the occurrence of an Event of Default.

This Note is issued pursuant to the Agreement and is the Line of Credit Note referred to therein. Capitalized terms not defined in this Note are used herein as defined in the Agreement. The terms of the Agreement are incorporated into this Note by reference, and reference is hereby made to the Agreement for a more particular statement of certain representations, warranties, covenants and agreements of Maker and of Events of Default.

This Note is a revolving note and, subject to the terms and conditions of the Agreement, the Maker may, at its option, borrow, pay, prepay and reborrow under this Note, all in accordance with the provisions hereof; provided, however, that the principal balance outstanding shall at no time exceed $3,000,000.

Notwithstanding anything to the contrary contained in this Note, upon the occurrence and during the continuation of any Event of Default, interest on the outstanding principal balance of this Note and accrued but unpaid interest shall bear interest, which shall be payable on demand, at a default rate fixed in accordance with Article 5 of the Agreement until such principal and interest have been paid in full. Further, if payment of all sums due hereunder is accelerated under the terms of the Agreement, this Note, and all other indebtedness of Borrower to Lender, shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by Borrower.

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No delay or failure of Payee in exercising any right, power or privilege hereunder or under the Agreement shall affect such right, power or privilege, nor shall any single or partial exercise preclude any further exercise thereof or the exercise of any other rights, powers or privileges. This Note may be amended only by written agreement of Maker and Payee.

Maker acknowledges that Maker has been represented by, or has had the opportunity to be represented by, independent legal counsel and that Maker has carefully considered and negotiated the language of this Note. Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this Note against the party that has drafted it is not applicable and is waived. Maker acknowledges that, with respect to this Note and the transactions contemplated by it, Maker has and will rely solely on Maker’s own judgment and advisors in entering into this Note and performing the obligations required by it to be performed by Maker without relying in any manner on any statements, representations or recommendations of Payee or any parent, subsidiary or Affiliate of Payee.

Maker irrevocably submits to the nonexclusive jurisdiction of any Federal or state court sitting in Suffolk County, New York, over any suit, action or proceeding arising out of or relating to this Note. Maker irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that the same has been brought in an inconvenient forum. Maker hereby consents to any and all process which may be served in any such suit, action or proceeding, (i) by personal service on Maker’s agent for service of process, Sidley Austin LLP, 1999 Avenue of the Stars, 17th Floor, Los Angeles, California 90067, Attn: David M. Grinberg, Esq., or as notified to Payee in accordance with the terms of the Agreement, or (if) by serving the same upon Maker in any other manner otherwise permitted by law, and agrees that such service shall in every respect be deemed effective service on Maker.

MAKER WAIVES DILIGENCE, DEMAND, PROTEST, NOTICE OF NONPAYMENT OR PROTEST, NOTICE OF THE ACCEPTANCE OF THIS NOTE, NOTICE OF ANY OTHER ACTION TAKEN IN RELIANCE HEREON AND ALL OTHER DEMANDS AND NOTICES OF ANY DESCRIPTION IN CONNECTION WITH THIS NOTE OR THE INDEBTEDNESS EVIDENCED HEREBY (OTHER THAN NOTICES SPECIFICALLY REQUIRED BY THE AGREEMENT),

ADDITIONALLY, MAKER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, DEFENSE, COUNTERCLAIM, SETOFF, CROSSCLAIM AND ANY FORM OF PROCEEDING BROUGHT IN CONNECTION WITH THIS NOTE OR RELATING TO ANY INDEBTEDNESS EVIDENCED HEREBY.

MAKER ACKNOWLEDGES THAT IT HAS MADE THE FOREGOING WAIVERS KNOWINGLY AND VOLUNTARILY, WITHOUT DURESS AND ONLY AFTER CONSIDERATION OF THE RAMIFICATIONS OF THESE WAIVERS WITH ITS ATTORNEYS. MAKER FURTHER ACKNOWLEDGES THAT PAYEE HAS NOT AGREED WITH OR REPRESENTED TO MAKER THAT THE FOREGOING WAIVERS WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

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THIS NOTE HAS BEEN MADE, EXECUTED AND DELIVERED IN THE STATE OF NEW YORK, AND IT AND ALL TRANSACTIONS HEREUNDER OR PURSUANT HERETO SHALL BE GOVERNED AS TO INTERPRETATION, VALIDITY, EFFECT, RIGHTS, DUTIES AND REMEDIES OF THE PARTIES HEREUNDER AND IN ALL OTHER RESPECTS BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW.

This Note is issued in substitution for but not in payment of that certain Third Substitute Line of Credit Note made by Maker to Payee, dated December 10, 2016, in the principal amount of $1,000,000 [the “Prior Note”) and does not and shall not be deemed to constitute a novation thereof. The Prior Note shall be of no further force and effect upon the execution of this Note; provided, however, that the outstanding amount of principal and interest under the Prior Note as of the date of this Note, if any, is hereby deemed indebtedness evidenced by this Note and incorporated herein by this reference.

PSYOP MEDIA COMPANY, LLC

By:
Hunt Ramsbottom, President

By:
Thomas J. Boyle, Chief Financial Officer

3